EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT, dated as of December 12, 2025 (this “Amendment”), among DIAMETER CREDIT COMPANY HOLDINGS LLC, a Delaware limited liability company, as borrower (the “Borrower”), DIAMETER CREDIT COMPANY, a Delaware limited liability company, as equityholder (in such capacity, the “Equityholder”) and as collateral manager (in such capacity, the “Collateral Manager”), CITIBANK, N.A., as administrative agent (the “Administrative Agent”), each of the Lenders party hereto, CITIBANK, N.A. (acting through its Agency & Trust division), as collateral agent (in such capacity, the “Collateral Agent”) and as custodian (in such capacity, the “Custodian”) and SIEPE, LLC, as the collateral administrator (the “Collateral Administrator”).

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent, the Custodian and the Collateral Administrator are party to the Credit and Security Agreement, dated as of January 10, 2024 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the Credit Agreement in accordance with Section 12.01 of the Credit Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendment to the Credit Agreement

SECTION 2.1. As of the date of this Amendment, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.

SECTION 2.2. As of the date of this Amendment, the Schedules and Exhibits to the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Schedules and Exhibits to the Credit Agreement attached as Appendix B hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to each other party hereto that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Facility Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date in which case such representation or warranty was true and correct in all material respects as of such specific date), except for any such representations and warranties that are qualified by materiality which shall be true and correct in all respects.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This amendment shall become effective upon satisfaction of the following conditions:

(a)
the execution and delivery of this Amendment by the parties hereto;
(b)
the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;
(c)
the Administrative Agent’s receipt of the executed legal opinion of Dechert LLP, counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion; and
(d)
the payment by the Borrower in immediately available funds of all fees required to be paid on the date hereof and the reasonable and documented fees, disbursements and other charges of outside counsel to be received on the date hereof in accordance with Section 12.04 of the Credit Agreement.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS

AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK

SECTION 5.2. Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the parties hereto) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Direction. Each of the Borrower, the Equityholder, the Collateral Manager and the Administrative Agent hereby consents to and directs the Collateral Agent, the Custodian and the Collateral Administrator to execute this Amendment and acknowledges and agrees that the Collateral Agent, the Custodian and the Collateral Administrator shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent, the Custodian and the Collateral Administrator and their respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including but not limited to any claim that this Amendment is not authorized or permitted by the Credit Agreement or any claim that some or all of the conditions precedent to the execution of this Amendment have not been complied with.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DIAMETER CREDIT COMPANY HOLDINGS LLC,

as Borrower

By: DIAMETER CREDIT COMPANY, its sole member

By: /s/Vishal Sheth

Name: Vishal Sheth

Title: Chief Financial Officer

[Signature Page to Amendment No. 4 to Credit Agreement]

DIAMETER CREDIT COMPANY,

as Collateral Manager

By: /s/Vishal Sheth

Name: Vishal Sheth

Title: Chief Financial Officer

[Signature Page to Amendment No. 4 to Credit Agreement]

DIAMETER CREDIT COMPANY,

as Equityholder

By: /s/Vishal Sheth

Name: Vishal Sheth

Title: Chief Financial Officer

[Signature Page to Amendment No. 4 to Credit Agreement]

CITIBANK, N.A.,

as Administrative Agent and as a Lender

By: /s/ V. Nocerino

Name: V. Nocerino

Title: Vice President

[Signature Page to Amendment No. 4 to Credit Agreement]

CITIBANK, N.A. (acting through its Agency & Trust division),

as Custodian and as Collateral Agent

By: /s/ Ecliff Jackman

Name: Ecliff Jackman

Title: Vice President

[Signature Page to Amendment No. 4 to Credit Agreement]

SIEPE, LLC,

as Collateral Administrator

By: /s/ Mark Schultis

Name: Mark Schultis

Title: President

[Signature Page to Amendment No. 4 to Credit Agreement]

APPENDIX A

EXECUTION VERSION CONFORMED THROUGH ~~THIRD~~FOURTH AMENDMENT DATED ~~AUGUST 1~~DEECEMBER 12, 2025

CREDIT AND SECURITY AGREEMENT

Dated as of January 10, 2024

among

DIAMETER CREDIT COMPANY HOLDINGS LLC,

as Borrower,

DIAMETER CREDIT COMPANY,

as Equityholder,

DIAMETER CREDIT COMPANY,

as Collateral Manager,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

CITIBANK, N.A.,

as Administrative Agent,

CITIBANK, N.A. (acting through its Agency & Trust division),

as Custodian and as Collateral Agent

and

SIEPE, LLC,

as Collateral Administrator

“Additional Amounts” has the meaning assigned to such term in Section 12.03(a).

“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Administrative Agent Fee Letter” means that certain amended and restated fee letter, dated as of the ~~Third~~Fourth Amendment Effective Date, between the Administrative Agent and the Borrower, setting forth certain fees payable by the Borrower to the Administrative Agent and the Lenders in connection with the transactions contemplated by this Agreement.

“Administrative Expense Cap” means, for any Payment Date, an amount equal (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or, in the case of the first Payment Date, the Closing Date) to $200,000 per annum, pro-rated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

“Administrative Expenses” means the reasonable and documented fees and expenses (including indemnities) and other amounts of the Borrower due or accrued with respect to any Payment Date and payable in the following order:

(a)
first, pro rata to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Custodian and the Bank in any of its other capacities under the Facility Documents, the Collateral Administration and Agency Fee, and any other amounts, expenses and indemnities payable to the Collateral Administrator, the Collateral Agent, the Securities Intermediary or the Custodian, as applicable, pursuant to the terms hereof and any other Facility Documents;
(b)
second, to the Collateral Manager for expenses incurred by the Collateral Manager in connection with the services provided under this Agreement, excluding any Collateral Management Fee; and
(c)
third, on a pro rata basis, to:
a.
the Independent Accountants, agents (other than the Collateral Manager) and counsel of the Borrower for fees and expenses related to the Collateral and the Facility Documents;
b.
any other Person (other than the Agents or the Lenders) in respect of any other fees or expenses permitted under or incurred pursuant to or in connection with the Facility Documents; and
c.
indemnification obligations owing by the Borrower to the Borrower’s independent directors under its Constituent Documents;

provided that, for the avoidance of doubt, (1) amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses shall not constitute Administrative thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment or an Advance pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in such Commitment or Advance or (ii) such Lender designates a new lending office, except in each case to the extent that, pursuant to Section 12.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 12.03(f), and (d) Taxes imposed by FATCA.

“Exercise Notice” has the meaning assigned to such term in Section 6.04(e).

“Facility Amount” means, as of the ~~Third~~Fourth Amendment Effective Date, $~~500,000,000~~650,000,000 (as such amount may be reduced from time to time pursuant to Section 2.06, increased pursuant to Section 2.22 or as otherwise agreed to by the Borrower, the applicable Lenders, the Collateral Manager and the Administrative Agent); provided further, that following the Commitment Termination Date, the Facility Amount will equal the Advances Outstanding as of the applicable date of determination.

“Facility Documents” means this Agreement, the Notes, the Account Control Agreement, the Sale Agreement, the Administrative Agent Fee Letter, the Lender Fee Letter, the Collateral Administration and Agency Fee Letter and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower in favor of the Collateral Agent, the Administrative Agent or any Lender from time to time pursuant to this Agreement.

“Facility Increase” has the meaning specified in Section 2.22.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rule, guidance notes or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing any of the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fixed Rate Obligation” means any Collateral Asset that bears a fixed rate of interest.

“Floor” means, with respect to any Eligible Currency, the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the applicable initial Benchmark for such Eligible Currency provided for hereunder.

“Floor Obligation” means, as of any date:

(a)
a Collateral Asset (i) for which the Related Documents provides for a London interbank offered rate or a rate based on any Applicable Reference Rate (or, in each case, any successor index therefor) option and that such rate is calculated as the greater of a specified “floor” rate per annum and such rate for the applicable Interest Accrual Period and (ii) that, as of such date, bears interest based on such rate option, but only if as of such date the applicable rate for the applicable Interest Accrual Period is less than such floor rate; and
(b)
a Collateral Asset (i) for which the Related Documents provides for a base or prime rate option and such base or prime rate is calculated as the greater of a specified “floor” rate per annum and the base or prime rate for the applicable Interest Accrual Period and (ii) that, as of such date, bears interest based on such base or prime rate option, but only if as of such date the base or prime rate for the applicable Interest Accrual Period is less than such floor rate.

“Fourth Amendment Effective Date” means December 12, 2025.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (as determined by the Administrative Agent) (a) increase or extend the term of the Commitments or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any scheduled payment of principal or the amount of any other payment due to any Lender, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder (other than any waiver or rescission of the Default Rate), (e) release any material portion of the Collateral, except in connection with dispositions expressly permitted hereunder, (f) alter the terms of Section 9.01 or Section 12.01(b) or, for purposes of Sections 9.01 or 12.01(b), alter any defined term or alter any other provision of this Agreement to the extent such alteration would alter the order of application of proceeds or the pro rata sharing of payments required thereby or (g) modify the definitions of the terms “Required Lenders” or “Fundamental Amendment” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof.

“FX Terms” has the meaning assigned to such term in Section 2.15(c)(iv).

“FX Transaction” has the meaning assigned to such term in Section2.15(c)(iv).

“Minimum Equity Amount” means, on any date of determination, an amount equal to the greater of (a) 10% of the Facility Amount and (b) the Aggregate Asset Value of the Eligible Collateral Assets of the three (3) largest Obligors (by Asset Value).

“Minimum Weighted Average EBITDA Test” means a test that will be satisfied on any date of determination if the Weighted Average EBITDA equals or exceeds $~~50,000,000~~75,000,000.

“Minimum Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread (inclusive of any index floors in respect of Floor Obligations that are Eligible Collateral Assets) equals or exceeds 4.50%.

“Money” has the meaning specified in Section 1-201(24) of the UCC.

“Monthly Report” has the meaning specified in Section 8.09(a).

“Monthly Report Determination Date” has the meaning specified in Section 8.09(a).

“Monthly Reporting Date” has the meaning specified in Section 8.09(a).

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Moody’s Rating” means, with respect to any Collateral Asset, either (i) the public rating issued by Moody’s (based on tranche rating and not corporate family rating); provided that if a Collateral Asset does not have a public rating issued by Moody’s, such rating shall be determined in accordance with Schedule 11 or (ii) any written credit estimate issued by Moody’s received by the Borrower or the Collateral Manager.

“MRR Loan” means a First Lien Loan that (i) is underwritten to recurring revenue, (ii) requires the related Obligor to comply with a financial covenant related to recurring revenue, (iii) at the time of its origination, does not include and would not customarily be expected to include (as determined by the Collateral Manager in accordance with the Collateral Management Standard) a financial covenant based on “debt to EBITDA” or a similar multiple of debt to operating cash flow and (iv) is not subordinate to a working capital loan; provided that a Collateral Asset will no longer be classified as an “MRR Loan” on and after the date (the “MRR Reclassification Date”) on which the following conditions are satisfied as determined by the Administrative Agent (and notified by the Collateral Manager to the Collateral Administrator) in its sole discretion: (i) such Collateral Asset satisfies the definition of “Eligible Collateral Asset” without regard to any provisions specifically applicable to MRR Loans set forth in such definition and (ii) the Administrative Agent consents to the reclassification in its sole discretion.

“MRR Reclassification Date” has the meaning specified in the definition of “MRR Loan”.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its than an Senior Unsecured Bond) and (c) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade, claims, capitalized leases or other similar obligations.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” as to any Person means that such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the New York Debtor and Creditor Law.

“SONIA” means, for any day during the Interest Accrual Period with respect to Advances denominated in GBP, the rate per annum equal to the SONIA (GBP overnight index average) reference rate displayed on the relevant screen of any authorized distributor of that reference rate. If SONIA is less than zero percent, SONIA will be deemed to be zero percent for all purposes of this Agreement and the other Facility Documents.

“Standstill Period” means, the period from and including the date on which a Collateral Manager Default Notice is received by the Collateral Manager to and including the 30th calendar day thereafter.

“Standby Directed Investment” has the meaning assigned to such term in Section 8.08(a).

“Structured Finance Obligation” means any debt obligation owing by a special purpose finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations.

“Subsidiary” means any Person with respect to which the Borrower or the Equityholder, as the case may be, owns, directly or indirectly, more than 50% of the Equity Securities of such Person; provided that a Person whose Equity Securities were acquired by the Borrower or the Equityholder, as the case may be, in a workout or restructuring of a Collateral Asset shall not be deemed to be a “Subsidiary” for purposes of this Agreement.

“Substitute Loan” has the meaning assigned to such term in Section 10.03.

“Successor Collateral Manager” has the meaning assigned to such term in Section 14.08(a).

“Supported QFC” has the meaning assigned to such term in Section 12.19.

“Target Facility Amount” means $~~650,000,000~~800,000,000.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to an Advance (other than an Advance bearing interest at the Base Rate), the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) with respect to the Interest Accrual Period in which the applicable Borrowing Date occurs, such Borrowing Date, and (b) for each subsequent Interest Accrual Period, the commencement of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than zero percent, then Term SOFR shall be deemed to be zero percent for all purposes of this Agreement and the other Facility Documents.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Terminated Lender” has the meaning assigned to such term in Section 2.20(b).

~~“Third Amendment Effective Date” means August 1, 2025.~~

“Total Net Leverage Ratio” means, with respect to any Collateral Asset and the related Obligor for the Relevant Test Period, either (a) the meaning of “Total Net Leverage Ratio” or comparable term set forth in the Related Documents for such Collateral Asset, or (b) in the case of any Collateral Asset with respect to which the Related Documents do not include a definition of “Total Net Leverage Ratio” or comparable term, the ratio obtained by dividing (i) the total indebtedness for borrowed money of the related Obligor as of such date, minus the Unrestricted Cash of such Obligor as of such date by (ii) EBITDA of such Obligor for the Relevant Test Period, as calculated by the Collateral Manager in accordance with the Collateral Management Standard in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Loan Agreement (or, in the case of a

APPENDIX B

Conformed to ~~Third~~Fourth Amendment to CSA

SCHEDULE 1

Commitments and Percentages

Lender	Commitment	Percentage
Citibank, N.A.	$~~500,000,000~~650,000,000	100%
Total	$~~500,000,000~~650,000,000	100%

Sch. 1-1